Exhibit B-104







                                THE COMPANIES ACT 1985

                     AN UNLIMITED COMPANY HAVING A SHARE CAPITAL




                                      MEMORANDUM

                                         and

                               ARTICLES OF ASSOCIATION

                                          of

                            AVON ENERGY PARTNERS HOLDINGS
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                                The Companies Act 1985

                     An Unlimited Company Having A Share Capital

                              Memorandum of Association

                                          of

                            AVON ENERGY PARTNERS HOLDINGS

            1  The Company's name is "Avon Energy Partners Holdings*".

            2 The Company's registered office is to be situate in England and Wales.

            3  The Company's objects are:

          3.1

               3.1.1 To carry on the business of a holding company in all its branches and for that purpose to acquire and hold either in the name of the Company, or in that of any nominee or trustee, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company, corporation or undertaking wherever incorporated or carrying on business and to co-ordinate the policy management and administration of any companies, corporations or undertakings in which the Company is a member or participant or which are controlled by or associated with the Company in any manner;

               3.1.2 To carry on all or any of the businesses of general merchants and traders, cash and credit traders, manufacturers' agents and representatives, insurance brokers and consultants, estate and advertising agents, mortgage brokers, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents, commission agents, importers and exporters, manufacturers, retailers, wholesalers, buyers, sellers, distributors and shippers of, and dealers in, all products, goods, wares, merchandise and produce of every description and to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises.

          3.2 To carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable
          _________________________________
          *. The name of the company was on the 8th day of May 1996 changed from Fiordcrown.

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               of being conveniently or advantageously carried on in
               connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company's assets or utilising its skills, know-how or expertise.

          3.3 To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy and sell foreign exchange.

          3.4 To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

          3.5 To purchase, or otherwise acquire for any estate or interest any property (real or personal) or assets or any concessions, licences, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to hold, develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work.

          3.6 To build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control buildings, structures of facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

          3.7 To amalgamate or enter into partnership or any joint venture or profit/loss-sharing arrangement or other association with any company, firm, person or body.

          3.8 To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

          3.9 To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

          3.10 To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon all or any part of the undertaking, property and assets (present and future) and

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               the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

          3.11 To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

          3.12 To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

          3.13 To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

          3.14 To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up.

          3.15 To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

          3.16 To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

          3.17 To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any of the predecessors of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any

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               such other company, and the wives, widows, families and
               dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

          3.18 To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company.

          3.19

               3.19.1 To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and

               3.19.2 to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this clause "holding company"


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                         and "subsidiary undertaking" shall have the same
                         meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

          3.20 To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised, and consent required, by law.

          3.21 To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

          3.22 To do all such other things as may be considered to be incidental or conducive to any of the above objects.

               And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

          We, the Subscriber to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Share shown opposite our respective name.

                                                       Number of Shares
                                                       taken by each
          Name and Address of Subscriber               Subscriber

          James E Rogers                                    One
          For: M E Holdings Inc
          139 East Fourth St
          Cincinnati, Ohio 45202

          Dated 2 May 1996

          Witness to the above Signature:
          David John Sonter
          Level 4
          Barrington House
          59-67 Gresham Street
          London, EC2V 7JA
          Solicitor

          Bruce Levy                                        One
          For: EI Energy Inc.
          One Upper Pond Rd
          Parsippany, NJ 070121

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          Dated 2 May 1996


          Witness to the above Signature:

          David John Sonter
          Level 4
          Barrington House
          59-67 Gresham Street
          London, EC2V 7JA
          Solicitor

               Total Shares taken:                          Two


                                The Companies Act 1985

                     An Unlimited Company Having A Share Capital

                               ARTICLES OF ASSOCIATION

                                          OF

                            AVON ENERGY PARTNERS HOLDINGS
                 (Adopted by Resolution in Writing of all the Members
                  of the Company passed on the 7th day of May 1996)


                                     Preliminary

            1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of incorporation of the Company) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations are to regulations in the said Table A unless otherwise stated.

                                    Share Capital

            2 The share capital of the Company is 660,000,000 divided into 660,000,000 Ordinary Shares of 1 each, which shall be identical in all respects and rank pari passu save as described in the next sentence. Of the issued share capital 145,200,000 Ordinary Shares shall be designated as "Restricted Shares" and shall be subject to the restrictions on transfer set out in Article 6**.

          _______________________________
          **. As altered by Resolutions in Writing of all the Members passed on the 21st day of June 1996 and the 19th day of September 1996


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            3

          3.1 Subject to Section 80 of the Act and to Article 6, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

          3.2

               3.2.1 Pursuant to and in accordance with Section 80 of the Act, the Directors shall be generally and unconditionally authorised to exercise during the period of five years from the date of the adoption of this Article all the powers of the Company to allot relevant securities up to an aggregate nominal amount of 660,000,000**;

               3.2.2 by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period;

               3.2.3 words and expressions defined in or for the purposes of the said Section 80 shall bear the same meanings in this Article.

          3.3  Any allotment made pursuant to Article 3.2 may be made as if
               Section 89(1) of the Act did not apply.

            4  The Company may by special resolution, but subject to
               Article 6:

          4.1 increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

          4.2 consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

          4.3 subdivide its shares, or any of them, into shares of a smaller amount than its existing shares;

          4.4 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

          4.5 reduce its share capital and any share premium account in any way.

               Regulations 32 and 34 shall not apply to the Company.

               Redeemable Shares and Purchase of Shares by the Company

            5 In addition to and without prejudice to the powers in Clause 4 above, but subject to Article 6, the Company may:

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          5.1  issue shares which are to be redeemed or liable to be redeemed at the option of the Company or the holder thereof except that no redeemable shares may be issued at any time when there are no issued shares of the Company which are not redeemable;

          5.2 purchase its own shares, including its own redeemable shares, subject to the terms of the purchase being authorised by a Special Resolution in general meeting.

               Regulations 3 and 35 shall not apply.


                                  Transfer of Shares

            6 Restricted Shares shall not be directly or indirectly sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (collectively a "Transfer") without the prior written consent of the member(s) (other than the transferor) holding a majority of the shares in the capital of the Company not subject to the proposed Transfer. Such consent may be withheld at the sole and absolute discretion of each member. Notwithstanding any other provision of these Articles of Association to the contrary, the Restricted Shares shall at all times represent more than 20 per cent. of all interests in the capital and items of income, gain, loss, deduction and credit of the Company. Share certificates representing the Restricted Shares shall be stamped or otherwise imprinted with a legend stating that the shares evidenced by such certificates are subject to restrictions on transfer.


                           Proceedings at General Meetings

             7 In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

             8 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or be delivered to the Secretary (or the Chairperson of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting. The instrument shall, unless the contrary

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               is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

             9 The members shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairperson of the meeting then is.

            10 The last sentence of Regulation 112 shall not apply.


                                 Alternate Directors

            11 An alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative. The signature of the alternate to any resolution in writing of the Directors shall be as effective as the signature of his appointor. Regulations 66 and 69 shall not apply.

            12 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.


                           Delegation of Directors' Powers

            13 In addition to the powers to delegate contained in
               Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the

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               generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee. Regulation 72 shall be modified accordingly.


                       Appointment and Retirement of Directors

            14 The Directors shall not be subject to retirement by
               rotation. Regulations 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.


                      Disqualification and Removal of Directors

            15 The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if he shall be removed from office by notice in writing signed by all his co-Directors (being at least two in number) but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.


                              Remuneration of Directors

            16 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.



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                               Proceedings of Directors
            17

          17.1 The Directors shall take whatever steps they deem necessary or desirable to ensure that all of the Directors are kept fully informed, in a prompt manner, of the business of and decisions of any committee of the Directors. Without limitation, the agenda, the minutes and any papers circulated with them for each committee meeting shall be circulated to all the Directors at the same time as they are issued to the committee members.

          17.2 The Directors, and any committee of Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairperson of the meeting then is.

          17.3 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 98 shall not apply.

          17.4 The third and fifth sentences of Regulation 88 shall not apply.


                                      Indemnity

            18

          18.1 Subject to the provisions of and so far as may be permitted by law, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief

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               from liability in respect of any such act or omission in
               which relief is granted to him by the Court. Regulation 118 shall not apply.

          18.2 Without prejudice to the provisions of Regulation 87 and to
               Article 18.1, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in Article 18.3) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

          18.3 For the purpose of Article 18.2, "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of any such other body.



                           Name and Address of Subscriber


                                    James E Rogers
                                For: M E Holdings Inc
                                  139 East Fourth St
                                   Cincinnati, Ohio
                                        45202

                                   Dated 2 May 1996

                           Witness to the above Signature:
                                  David John Sonter
                                       Level 4
                                   Barrington House
                                 59-67 Gresham Street
                                   London, EC2V 7JA
                                      Solicitor







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                                      Bruce Levy
                                 For: EI Energy Inc.
                                  One Upper Pond Rd
                                    Parsippany, NJ
                                        07054

                                   Dated 2 May 1996

                           Witness to the above Signature:
                                  David John Sonter
                                       Level 4
                                   Barrington House
                                 59-67 Gresham Street
                                   London, EC2V 7JA
                                      Solicitor









































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